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                           OFFSHORE NOTE PURCHASE AGREEMENT

          This Note Purchase Agreement (the "AGREEMENT"), dated August 13,
1996, is entered into by and between Biomagnetic Technologies, Inc., a California corporation (the "COMPANY"), and Dassesta International, S.A., a British Virgin Islands corporation (the "PURCHASER"), in connection with the offer and sale by the Company outside the United States (as that term is defined in Regulation S ("REGULATION S") under the United States Securities Act of 1933, as amended (the "SECURITIES ACT")) of the Note (as deemed below) to the Purchaser. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in Regulation S.

         The parties hereto agree as follows:

    1. PURCHASE AND SALE OF NOTE. Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser on the Closing Date (as hereinafter defined), at a purchase price of $3,000,000 or such lesser amount as the Holder shall advance to the Company over the term of the Note (as defined below) (the "PURCHASE PRICE"), a convertible advance promissory note, substantially in the form of Annex A (the "NOTE"), convertible pursuant to terms and conditions set forth in the Note into Common Stock (as defined in the Note) (the "NOTE SHARES").

    2.   CLOSING. The closing of the purchase and sale of the Note pursuant to
Section I hereof shall take place on August 13, 1996, at the offices of Brobeck, Phleger & Harrison LLP located at 550 West C Street, Suite 1300, San Diego, California or at such other date, time and place as the Purchaser and the Company may agree upon in writing (such time and date for the closing, the "CLOSING DATE"). The Note to be purchased by the Purchaser shall be delivered by, or on behalf, of the Company at the above-mentioned offices of Brobeck, Phleger & Harrison LLP, against initial payment of $1,000,000 in immediately available funds by, or on behalf of, the Purchaser to the Company's account (No. 0600682570) at the Silicon Valley Bank.

    3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser understands, and represents and warrants to, and agrees with, the Company, that:

         (a)  The Purchaser is not  a U.S. Person.

         (b) No offer of the Note or the Note Shares ( collectively, the "Securities") was made to the Purchaser in the United States; and at the time the buy order for the Note was originated the Purchaser was located outside the United States.

         (c) The Purchaser, its affiliates (other than the Company) and any person acting on behalf of the Purchaser or any such affiliates (i) have not engaged in any directed selling efforts, as the term shall have the meaning set forth in Regulation S ("Directed Selling Efforts") with respect to the Securities, (ii) have complied with the offering restrictions

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requirements of Regulation S ("Offering Restrictions") and (iii) have complied with all other applicable requirements of Regulation S and state law.

         (d) The transactions contemplated by this Agreement (i) have not been pre-arranged with a purchaser who is located in the United States or is a U.S. Person and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (e) The Purchaser is purchasing the Securities for its own account for the purpose of investment and not (i) with a view to, or for sale in connection with, any distribution thereof or (ii) for the account or on behalf of any U.S. Person.

         (f) The Purchaser is aware that the Securities have not been registered and will not be registered under the Securities Act and may only be offered or resold pursuant to registration under the Securities Act or an available exemption therefrom.

         (g) The Purchaser has consulted with the Company with respect to the transactions pursuant to this Agreement, and no objection has been raised by the Company.

         (h) The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities.

         (i) The Purchaser acknowledges that, in making the decision to purchase the Securities, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company.

         (j) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions or non-application from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Purchaser that:

         (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of California.

         (b) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

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          (c)  The Note has been duly authorized by the Company, and when executed and delivered by the Company against payment therefor in accordance with the terms hereof will constitute, a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to issue and execute the Note and to perform its obligations thereunder.

         (d) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates (other than the Purchaser) is required for execution of this Agreement, including, without limitation, the issuance and sale of the Note or the performance of its obligations hereunder.

         (e) Neither the sale of the Note pursuant to, nor the performance of its obligations under, this Agreement by the Company will:

              (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or by-laws of the Company or any subsidiary of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any subsidiary of the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any subsidiary of the Company or over the properties or assets of the Company or any subsidiary of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any subsidiary of the Company is a party, by which the Company or any subsidiary of the Company is bound, or to which any of the properties of the Company or any subsidiary of the Company is subject, or
(D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any subsidiary of the Company is a party; or

              (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any subsidiary of the Company.

         (f) The Company is a Reporting Issuer, as the term shall have the meaning set forth in Regulation S, and has filed all reports required to be filed by Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") during the preceding l2 months and has been subject to such filing requirements for the past 90 days.

         (g) No offer of the Securities was made by the Company to a person in the United States.

         (h) The Company, any subsidiary of the Company, and any person acting on behalf of the Company or any such subsidiary (i) have not engaged in any Directed Selling Efforts with respect to the Securities, (ii) have complied with the Offering Restrictions requirements of Regulation S and (iii) have complied with all other applicable requirements of Regulation S and state law.

         (i) The transactions contemplated by this Agreement (i) have not been pre-arranged with a purchaser who is in the United States or is a U.S. Person and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

         (j) The Company has not offered to sell, sold or issued any common stock or warrants or other securities convertible into its common stock in a transaction involving Regulation S in the past year except the Note; and there are no outstanding warrants or other securities convertible into its common stock which have been sold in a transaction involving Regulation S.

         (k) There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any subsidiary of the Company that would materially affect the execution by the Company of, or the performance by the Company of its obligations under, this Agreement.

         (l) The Company, any person representing the Company, and, to the best knowledge of the Company, any other person selling or offering to sell the Securities in connection with the transaction contemplated by this Agreement, have not made any written communication in connection with the offer or sale of the Securities which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (m) The Company is not in possession of any material non-public information which has not been disclosed to the Purchaser that, if disclosed, would, or could reasonably be expected to have, an effect on the price of the Securities.

         (n) The Company's finance committee, comprised of the certain outside directors not affiliated with the Purchaser (the "Finance Committee"), has sought the advice of Brobeck, Phleger & Harrison LLP, counsel to the Company, with respect to all matters under the California law concerning transactions involving a corporation and an interested director and/or a majority shareholder of the corporation, and has in all its actions, meetings and communications followed such advice, including without limitation, following all corporate procedures recommended by Brobeck, Phleger & Harrison LLP. The Company confirms that its decision to enter into this Agreement and to issue the Note has been made in reliance upon its own independent judgment and investigations, based upon the recommendation of the Finance Committee that the transactions contemplated hereby and the Note are fair and equitable to the Company and its minority shareholders and in the best interest of the Company and its minority shareholders, and that the terms and conditions of this Agreement and the terms and conditions of the Note have been negotiated with the Purchaser in good faith and at arm's length, without any coercion or duress on the part of the Purchaser.

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     5.   COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees with the Company to:

         (a) refrain from engaging, and cause its affiliates and any person acting on behalf of the Purchaser or any such affiliates to refrain from engaging, in any Directed Selling Efforts with respect to the Securities;

         (b) comply, and to cause its affiliates and any person acting on behalf of the Purchaser or any affiliate to comply, with the Offering Restrictions, and any other applicable requirements, of Regulation S;

         (c) refrain, during the Restricted Period (as defined in Section 6 hereof), from offering or selling the Note or any Note Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person other than in accordance with Rule 903 or Rule 904 of Regulation S;

         (d) refrain from offering or selling the Note in the United States, to a U.S. Person or for the account or benefit of a U.S. Person; and

         (e) offer, sell, pledge or otherwise transfer the Note Shares after the expiration of the Restricted Period (as hereinafter defined), in each case only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

    6. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Purchaser to:

         (a) continue to comply with all applicable reporting requirements of the Exchange Act;

         (b) refrain from engaging, and use its best efforts to insure that none of its affiliates (other than the Purchaser and its affiliates) will engage, in any Directed Selling Efforts with respect to the Securities;

         (c) ensure that all Offering Restrictions applicable to the sale of the Securities pursuant to this Agreement are thoroughly complied with and satisfied;

         (d) continue to comply, and to cause its affiliates and any person acting on behalf the Company or any affiliate to comply, with all other applicable requirements of Regulation S and state law with respect to the offer and sale of the Securities

         (e) refrain from offering to sell or selling any shares of common stock, or warrants or other securities convertible into its common stock, in a transaction involving Regulation S for a period of 180 days following the date hereof;

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          (f)  notify the Purchaser promptly if at any time during the period beginning on the date of this Agreement and ending on the date the Note is converted or satisfied in full (i) any event shall have occurred as a result of which any written communication made by the Company, any person representing the Company, or, to the best knowledge of the Company, by any other person in connection with the transactions contemplated by this Agreement would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) there is any public disclosure of material information regarding the Company or its financial condition or results of operation;

         (g) reserve and keep available at all times, free from preemptive rights, out of an aggregate of its authorized but unissued common stock or its authorized and issued common stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Note Shares upon exercise of the conversion privilege set forth in Section 2 of the Note, the maximum number of shares of common stock which may then be issuable and deliverable upon the exercise of such conversion privilege;

         (h) within 7 calendar days of the Conversion Date (as defined in the Note), (X) issue the Note Shares into which the Note is convertible and (Y) deliver to the Purchaser a certificate representing the Note Shares, in accordance with Section 2 of the Note, which Note Shares: (i) shall be free and clear of any security interests, liens, claims or other encumbrances; (ii) shall have been duly and validly authorized and on the Conversion Date will be duly and validly issued, fully paid and nonassessable; (iii) will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; (iv) will not subject the holders thereof to personal liability by reason of being such holders; and (v) after the expiration of the period commencing on the Closing Date and ending on the fortieth day thereafter (the "RESTRICTED PERIOD"), shall be quoted on and (if sold in accordance with the provisions of this Agreement) eligible for trading on the National Association of Securities Dealers Automated Quotations system;

         (i) deliver such certificates in accordance with the instructions of the Purchaser, and in such names as the Purchaser shall instruct, subject to customary settlement procedures;

         (j) if the Conversion Date falls during the Restricted Period, deliver the certificate representing the Note Shares bearing a Regulation S legend substantially similar to that currently on the Note, it being understood that by so doing the Company agrees to provide, on the day after the expiration of the Restricted Period, to the transfer agent for the Company for the benefit of the holders of Note Shares, any opinion of counsel required by such transfer agent to accept from such holders the legended certificate(s) representing the Note Shares and deliver in its place unlegended certificate(s) representing the Note Shares containing no legend other than the legend described in Section 6(k) below; and

         (k) if the Conversion Date falls after the expiration of Restricted Period, deliver the certificate(s) representing the Note Shares bearing no legend other than the following:

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         THE SHARES REPRESENTED BY THIS CERTIFICATE, WHILE (1) HELD BY DASSESTA
         INTERNATIONAL, S.A. ("DASSESTA") AND (2) DASSESTA OWNS TEN PERCENT OR MORE OF THE ISSUED AND OUTSTANDING SHARES OF BTI, CONSTITUTE "CONTROL SECURITIES" AND MAY NOT BE 0FFERED FOR SALE, SOLD OR OTHERWISE
         DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OF AN EXEMPTION THEREFROM AND, WHEN HELD BY ANY PERSON, INCLUDING A
         PLEDGEE, WHO DOES NOT OWN TEN PERCENT OR MORE OF THE ISSUED AND OUTSTANDING SHARES OF BTI, THE LEGEND SET FORTH IN THIS PARAGRAPH
         SHALL HAVE NO FURTHER FORCE OR EFFECT AND MAY BE REMOVED UPON PRESENTATION OF THIS CERTIFICATE TO THE TRANSFER AGENT FOR BIOMAGNETIC TECHNOLOGIES, INC.

    7. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

         (a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

         (b) The Company will provide an opinion of counsel confirming in substance the representations and warranties set out in paragraphs (a), (b),
(c), (d), (e) and (f) of Section 4 subject to such counsel's standard opinion exceptions, limitations, restrictions and assumptions. Such counsel will not opine as to laws of foreign countries.

    8. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. The obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the additional condition precedent that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

    9. FEES AND EXPENSES. Each of the Purchaser and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

    l0. NON-DELIVERY OF THE NOTE SHARES. If, within 7 calendar days of the Conversion Date, the Company shall fail to (i) issue the Note Shares and (ii) deliver to the Purchaser a certificate representing the Note Shares, in accordance with terms of the Note, for any reason other than the failure by the Purchaser to comply with its obligations hereunder or thereunder, then the Company shall hold the Purchaser harmless against any loss, claim or damage arising from or as a result of such failure by the Company (including, without limitation, any such loss, claim or damage resulting from an obligation to resell the Note Shares).

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     11.  SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC. The respective agreements, representations, warranties and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Note.

    12. NOTICES. All communications hereunder shall be in writing and shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser or Company at the respective address set forth below:

         Dassesta International, SA         Biomagnetic Technologies, Inc.
         c/o SP Investment Network Ltd.     9727 Pacific Heights Blvd.
         Am Schanzengraben 23               San Diego, CA 92121
         P.O.Box 970                        Attention: President
         8039 Zurich,Switzerland            Telephone: (619) 453-6300
         Attention: Martin P. Egli

    13. MISCELLANEOUS. (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and each person under common control therewith, and no other person shall have any right or obligation hereunder.

         (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of laws principles).

         (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         (e) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

    l4.  TIME OF ESSENCE. Time shall be of the essence in this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                  DASSESTA INTERNATIONAL, S.A.

                                  By:    /s/ Martin P. Egli  /s/ Rainer H. Moser
                                  Name:  Martin P. Egli      Rainer H. Moser
                                  Title: Pres.               V.P.

                                  BIOMAGNETIC TECHNOLOGIES, INC.


                                  By: /s/ James V. Schumacher
                                  Name: James V. Schumacher
                                  Title: Chairman, President & CEO


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

                                       ANNEX A
                              OFFSHORE CONVERTIBLE NOTE


                                          10